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                                                                       Exhibit 1


                   FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT


This First Amendment to the Asset Purchase Agreement (the "AGREEMENT"), dated as of November 24, 1997, is by and among UNIVERSAL SELF CARE, INC., a Delaware corporation ("UNIVERSAL"), each of its wholly owned subsidiaries, CLINISHARE DIABETES CENTERS, INC., a California corporation, PHYSICIANS SUPPORT SERVICES, INC., a California corporation, USC-MICHIGAN, INC., a Michigan corporation, its wholly owned subsidiary, PCS, INC. - WEST, a Michigan corporation, DIABETES SELF CARE, INC., a Virginia corporation, USCI HEALTHCARE MANAGEMENT SOLUTIONS, INC., a Delaware corporation, and certain of the stockholders of Universal, BRIAN D. BOOKMEIER, EDWARD T. BUCHHOLZ, MATTHEW B. GIETZEN, and ALAN M. KORBY (individually, each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"), on the one hand, and GAINOR MEDICAL MANAGEMENT, LLC ("GAINOR MANAGEMENT"), a Georgia limited liability company, and its subsidiary GAINOR MEDICAL ACQUISITION COMPANY, a Georgia corporation ("GAINOR ACQUISITION", and collectively with Gainor Management, "GAINOR"), on the other hand. The parties named above entered into an Asset Purchase Agreement on November 14, 1997 (the "Purchase Agreement"). The Purchase Agreement contained an error with respect to the calculation of the amount to be paid to Universal, using the revenue of the "Purchased Companies" for calculation of the Post Closing Revenue, rather than the revenue of Diabetes Self Care, Inc. only, as agreed by the parties. In order to correct such mistake, and to make additional changes agreed to by the parties, the parties hereby agree as follows:

1. Sections 2.2(a)(ii) and (iii) of the Asset Purchase Agreement are hereby replaced in their entirety with the following:

    (ii) an amount equal to 75% of the Post Closing Revenue (as defined in Section 2.5(b)) or $17 million, whichever is less, plus

    (iii) the sum (whether positive or negative) of (1) the cash shown on the Closing Balance Sheets, less (2) the book value at Closing of the Gainor Assumed Liabilities required to be listed in a balance sheet, prepared in accordance with GAAP, less (3) all liabilities of the Purchased Companies shown on the Closing Balance Sheets, and less (4) the amount of the pledge by the Universal Entities to the American Diabetes Association (the aggregate of (1)-(4) being referred to herein as the "Closing Net Asset Value"); and

2. The second sentence of Section 2.3(b) is hereby replaced in its entirety with the following:

    The Note shall be reduced post closing as set forth in Section 2.5(b)

3. Section 2.5 (b) of the Asset Purchase Agreement is hereby replaced in its entirety with the following:


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    (b)     Upon determination of the Post Closing Revenue (as defined below), the principal amount of the Note shall be adjusted to equal the lesser of (i) $17 million or (ii) 75% of the Post Closing Revenue following the procedure set forth in Section 2.7. "Post Closing Revenue" shall mean the gross revenues of Diabetes Self Care, Inc. for calendar year 1998, less sales taxes, allowable adjustments and other sales adjustments, all determined in accordance with GAAP. In the event that Diabetes Self Care, Inc. is consolidated with other of Gainor's businesses or companies, then the Post Closing Revenue shall exclude revenue from then existing customers of such other businesses and companies, but the revenue of customers of both Diabetes Self Care, Inc. and the consolidated businesses or companies shall be included in Post Closing Revenue. By February 1, 1999, Gainor shall deliver to Universal a statement showing the Post Closing Revenue. Universal shall review such statement and shall, within 10 days of receipt of such statement, notify Gainor in writing of any objections thereto. If Universal fails to give such notice by such time, Universal shall be deemed to have agreed with the statement as delivered. If Universal gives such notice by such time, Gainor and Universal shall then have 10 business days after such notice to agree on the Post Closing Revenue. If Gainor and Universal are not able to agree by such time, such statement will be submitted to Ernst & Young, LLP, Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct Post Closing Revenue, under GAAP, within 30 days following such submission. Ernst & Young, LLP's (or any such successor accounting firm's) determination shall be final and binding on Gainor and Universal. The costs of any such determination shall be shared equally by Gainor and Universal.

4. Section 2.5(c) of the Asset Purchase Agreement is hereby replaced in its entirety with the following:

    (c) Twelve months following the Closing, the principal amount of the Note shall be reduced (following the procedure set forth in Section 2.7) in the event and to the extent that the amount by which collections of the trade accounts receivable shown on the Closing Balance Sheet shall be less than $6 million during that 12 month period.

5.  Section 2.6(a) shall be replaced in its entirety with the word "Omitted".

6. Section 6.6 of Exhibit C to the Asset Purchase Agreement entitled "Employment Agreement" shall have a new Section 6.6 as follows:

    6.6 For a period of three years from the date hereof, Employee shall not directly or indirectly work for Universal Self Care, Inc. or any of its subsidiaries, affiliates or successors in interest to its business or assets, whether as an officer, director, key employee, partner, consultant, holder of an equity or debt investment, lender or in any other management, sales, consulting or business development capacity, except in accordance with the written authorization of HMS.


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Each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.


GAINOR:
GAINOR MEDICAL MANAGEMENT, LLC              GAINOR MEDICAL ACQUISITION COMPANY


By:/s/ Mark J. Gainor                       By:/s/ Mark J. Gainor
   -------------------------------------       --------------------------------


Mark J. Gainor                              Mark J. Gainor
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Print Name                                  Print Name


Pres./CEO/Mgr Part.                         Pres/CEO
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Print Title                                 Print Title


UNIVERSAL:
UNIVERSAL SELF CARE, INC.                   CLINISHARE DIABETES CENTERS, INC.


By:/s/ Brian D. Bookmeier                   By:/s/Brian D. Bookmeier
   -------------------------------------       --------------------------------


Brian D. Bookmeier                          Brian D. Bookmeier
----------------------------------------    -----------------------------------
Print Name                                  Print Name


President                                   President
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Print Title                                 Print Title


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PHYSICIANS SUPPORT SERVICES, INC.           USC-MICHIGAN, INC.


Brian D. Bookmeier                          Brian D. Bookmeier
----------------------------------------    -----------------------------------
Print Name                                  Print Name


President                                   President
----------------------------------------    -----------------------------------
Print Title                                 Print Title


PCS, INC. - WEST                            DIABETES SELF CARE, INC.


By:/s/ Brian D. Bookmeier                   By:/s/ Brian D. Bookmeier
   -------------------------------------       --------------------------------


Brian D. Bookmeier                          Brian D. Bookmeier
----------------------------------------    -----------------------------------
Print Name                                  Print Name


President                                   President
----------------------------------------    -----------------------------------
Print Title                                 Print Title


USCI HEALTHCARE MANAGEMENT SOLUTIONS, INC.


By:/s/ Brian D. Bookmeier
   -------------------------------------


Brian D. Bookmeier
----------------------------------------
Print Name


President
----------------------------------------
Print Title


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STOCKHOLDERS:


/s/ Brian D. Bookmeier                      /s/ Edward T. Buchholz
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BRIAN D. BOOKMEIER                          EDWARD T. BUCHHOLZ



/s/ Matthew B. Gietzen                      /s/ Alan M. Korby
----------------------------------------    -----------------------------------
MATTHEW B. GIETZEN                          ALAN M. KORBY